SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 7, 1997




                     FRONTIERVISION OPERATING PARTNERS, L.P.
                       FRONTIERVISION CAPITAL CORPORATION
           (Exact names of Registrants as specified in their charters)



      Delaware                          333-9535                  84-1316775
      Delaware                         333-9535-01                84-1353734
(States or other jurisdiction     (Commission File Nos.)        (IRS Employer
of incorporation or organization)                        Identification Numbers)





     1777 South Harrison Street,
    Suite P-200, Denver, Colorado                              80210
(Address of principal executive offices)                     (Zip Code)



                                 (303) 757-1588
              (Registrants' telephone number, including area code)

ITEM 5.   OTHER EVENTS.

On  November  7,  1997,  the  following  press  release  was  issued   annoucing
FrontierVision Operating Partners, L.P.'s preliminary earnings information and results of operations for the quarterly period ended September 30, 1997:


                              FOR IMMEDIATE RELEASE

           FRONTIERVISION OPERATING PARTNERS, LP ANNOUNCES PRELIMINARY
             OPERATING RESULTS FOR QUARTER ENDED SEPTEMBER 30, 1997

DENVER, CO (BUSINESSWIRE) - November 7, 1997 - FrontierVision Operating Partners, L.P. today released preliminary financial results for the three months and nine months ended September 30, 1997.
--------------------------------------------------------------------------------

FrontierVision Operating Partners, L.P. ( the "Company" or "FVOP") generated revenue in the amount of $36.7 million for the three months ended September 30, 1997. Operating and corporate expenses totaled $19.4 million and EBITDA $17.3 million for the three months ended September 30, 1997, respectively. Increases in revenue, operating and corporate expenses and EBITDA as compared with the three months ended June 30, 1997 are primarily attributable to the acquisition of systems serving, in the aggregate, approximately 12,100 basic subscribers from affiliates of Phoenix Cable on August 29, 1997 and from SRW's Blue Ridge Cable Systems on September 3, 1997. On a pro forma basis, adjusted to include the operations of the systems acquired during the quarter, the Company's revenue increased approximately 2.1% from the quarter ended June 30, 1997 and 4.6 % from the quarter ended March 31, 1997. On this "same system" basis, EBITDA for the three months ended September 30, 1997 increased approximately 5.4% as compared with the three months ended June 30, 1997 and 9.8% compared with the three months ended March 31, 1997.

Average monthly revenue per subscriber improved from $30.99 for the three months ending June 30, 1997 to $31.29 for the three months ended September 30, 1997 primarily as a result of the roll-out of new premium programming services and increased basic and tiered basic service rates in certain communities in each of the Company's operating regions. As a percentage of revenue, the Company incurred operating expenses and corporate expenses of approximately 49.9% and 2.9%, respectively, for the three months ended September 30, 1997 compared with approximately 51.8% and 3.1%, respectively, for the three months ended June 30, 1997. The Company generated system cash flow margins of 50.1% for the three months ended September 30, 1997 and 48.2% for the three months ended June 30, 1997; EBITDA margins were 47.2% for the three months ended September 30, 1997 and 45.1% for the three months ended June 30, 1997. The improvement in margins is primarily attributable to the effects of initial customer service office consolidation, the continuing elimination of duplicative functions in the Company's currently owned systems and the realization of efficiencies in corporate support functions

On September 19, 1997, the Company received equity contributions of approximately $142.3 million from its partners in connection with FrontierVision Holdings, L.P.'s ("Holdings") issuance of $237.7 million aggregate principal amount at maturity of 11 7/8% Senior Discount Notes due 2007 (the "Discount Notes"). Holdings is a newly organized holding company and is the new general partner of FVOP. Holdings acquired, directly or indirectly, all of the outstanding partnership interests in FVOP immediately prior to the issuance of the Discount Notes.

On October 31, 1997, the Company consummated the acquisition of approximately 53,000 subscribers from affiliates of Cablevision Systems, Inc. located in Bangor and Lewiston, Maine and surrounding communities for approximately $78.2 million. The Company is now the largest MSO in the state of Maine.

After adjusting EBITDA to include the results of operations of the cable systems acquired during the third quarter, the Company expects its overall ratio of total debt to EBITDA to be approximately 5.21 times and its interest coverage ratio to be approximately 1.69 times.

                FRONTIERVISION OPERATING PARTNERS,L.P. ANNOUNCES
                     PRELIMINARY THIRD QUARTER 1997 RESULTS
                                      Cont.



Summary financial data for the three months ended June 30, 1997 and September 30, 1997 and statistical and technical data as of September 30, 1997 for the Company's currently owned cable systems follows as Exhibit A. The Company will not hold a conference call to discuss the preliminary operating results and currently expects to file its quarterly report on Form 10-Q during the second week of November.

FrontierVision Operating Partners, LP is currently one of the 25 largest multiple cable system operators in the United States. As of September 30, 1997, FrontierVision's cable television systems passed approximately 579,500 homes in thirteen states and served approximately 401,300 customers.



INVESTOR CONTACT: James W. McHose, Vice President and Treasurer   (303) 757-1588
                  Email:  InvestorRel@FVP.com

                                    EXHIBIT A

              Combined Systems Summary Financial and Operating Data

                                                         ------------------------------
                                                                      FVOP
                                                         ------------------------------
                                                        For the Three       For the Three
                                                        Months Ended        Months Ended
                                                        September 30,       June 30, 1997
                                                            1997
In thousands except ratios and
operating statistical data

STATEMENT OF OPERATIONS DATA:
Revenue                                                   $ 36,750            $ 34,081
Operating expenses                                          18,332              17,679
Corporate administrative expenses                            1,071               1,048
Depreciation and amortization                               15,899              15,132
Pre-acquisition expenses                                        --                  --
                                                          --------            --------
Operating income/(loss)                                      1,448                 222
Interest expense, net (1)                                  (10,988)            (10,824)
Other income/(expenses)                                         (7)                  5
                                                          --------            --------
Net income/(loss)                                         $ (9,547)           $(10,597)
                                                          ========            ========
FINANCIAL RATIOS AND OTHER DATA:

EBITDA (2)                                                  17,347              15,354
EBITDA margin                                                 47.2%               45.1%
Total debt to EBITDA (3)                                      5.21                6.45
EBITDA to interest expense (4)                                1.69                1.65
Average monthly revenue per basic subscriber (5)          $  31.29            $  30.99


(1) Interest expense of $10,988, and $10,824 is net of interest income of $236 and $109.
(2) EBITDA is defined as net income before interest, taxes, depreciation and amortization.
(3) For purposes of this computation, EBITDA is annualized for the quarter ended, and certain pro forma adjustments are made to include the pre-acquisition results of operations for those systems purchased by the
     Company during the quarter. Total debt is adjusted to exclude the subordinated note to UVC.
(4) For purposes of this computation, EBITDA is annualized for the quarter ended, and certain pro forma adjustments are made to include the pre-acquisition results of operations for those systems purchased by the Company during the quarter. Interest expense is annualized for the quarter ended, and adjusted for interest expense on the subordinated note to UVC.
(5) Average monthly revenue per basic subscriber equals revenue for the last month of the quarter divided by the average number of basic subscribers for such period.


           Combined Systems Statistical Data as of September 30, 1997


                                                      Ohio       Kentucky      New England    Southeast    Existing
                                                    Systems       Systems        Systems       Systems     Systems
                                                -------------------------------------------------------------------
Homes passed                                        212,000       169,600          96,400     101,500      579,500
Basic subscribers                                   146,200       124,700          68,900      61,500      401,300
Basic penetration                                     69.0%         73.5%           71.5%       60.6%        69.2%
Premium units                                        69,000        50,300          27,000      26,600      172,900
Premium penetration                                   47.2%         40.3%           39.2%       43.3%        43.1%



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                             FRONTIERVISION OPERATING PARTNERS, L.P.

                    By:      FrontierVision Holdings, L.P., its general partner,
                    By:      FrontierVision Partners, L.P., its general partner,
                    By:      FVP GP, L.P., its general partner
                             By:      FrontierVision Inc., its general partner
                             By:      /s/  JAMES W. MCHOSE
                                      --------------------
                                      James W. McHose
                                      Vice President and Treasurer



Date:  November 10, 1997    By:      /s/ JAMES W. MCHOSE
                                      -------------------
                                      James W. McHose
                                      Vice President and Treasurer




                             FRONTIERVISION CAPITAL CORP.


Date: November 10, 1997     By:      /s/ JAMES W. MCHOSE
                                      -------------------
                                      James W. McHose
                                      Vice President and Treasurer